SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (	)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted
(	)	Definitive Proxy Statement	by Rule 14a-6(e)(2))

(X)Definitive Additional Materials

( )	Soliciting Material Under Rule 14a-12
VOYA CREDIT INCOME FUND

(Name of Registrant as Specified in Its Charter)
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

Adjourned Meeting, Your Vote is Required

Dear Shareholder,

Vote now. Our records show that you held shares as of February 23, 2026, and we have not yet received your vote.

A shareholder vote is currently underway for the Voya Credit Income Fund on an important proposal to amend the Fund’s fundamental investment restriction relating to the purchase or sale of real estate or commodities.

Please submit your vote before the shareholder meeting on June 16, 2026.

We have previously contacted you by mail, phone, or email and have not received a response. Your vote is important and needed.

If you need help voting, call 1-888-290-2487 to speak with a proxy specialist.

Thank you for voting promptly.

Without a proxy card
	www.proxyvote.com		Call 1-888-290-2487
	Have your proxy card handy		(Weekdays 9am to 10pm ET)
	and follow the simple directions		With a proxy card
VOTE	to complete the electronic	VOTE BY	Call the number located on your
ONLINE	voting instruction form.	PHONE	ballot (with a touch-tone phone to
vote using an automated system).

	With a smartphone		Vote processing
	Vote by scanning the Quick		Mark, sign and date the
	Response Code or “QR Code”		enclosed ballot and return
VOTE WITH		VOTE	BY
	on the enclosed proxy		it in the postage-paid
QR CODE	card/voting instruction form.	MAIL	envelope provided.

Your unique control number can be found on the
Thank you for your investment—and thank you for voting.
enclosed ballot in the box marked with an arrow.

VCFADJ26

May 19, 2026

[NAME] [ADDRESS LINE 1] [ADDRESS LINE 2]

IMPORTANT NOTICE

Re: Voya Credit Income Fund

Dear Valued Shareholder,

Voya Investments has engaged Broadridge Proxy Services Center to assist with an important matter related to your investment.

You are receiving this letter because you held shares on the record date, and we have not received your vote.

We kindly request you contact us as soon as possible. You can reach us by calling 1-888- 290-2487 during the hours of Monday through Friday: 9:00 AM – 10:00 PM Eastern Time.

This matter is very important and will take only a moment of your time. Thank you in advance for your assistance with this matter.

Sincerely,

Voya Investments

VCI2026